==================================================================================

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 16, 2002
Date of Report (Date of earliest event reported)

WWBROADCAST.NET INC.
(Exact name of Registrant as specified in its charter)

WYOMING	333-41516	98-0226032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUITE 1600, 777 DUNSMUIR STREET
P.O. BOX 10425 PACIFIC CENTRE
VANCOUVER, BRITISH COLUMBIA CANADA V7Y 1K4
(Address of principal executive offices)(Zip code)

(604) 687-9931
(Registrant=s telephone number, including area code)

==================================================================================

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company has been informed by the TSX Venture Exchange that in accordance with Policy 2.6, that as the Company does not currently meet the Tier Maintenance Requirements of the Exchange, as outlined in the Exchange's Policy 2.5, the Company's trading status has been designated as inactive. The Tier Maintenance Requirements include requirements to maintain certain asset and working capital conditions. Consequently, there are certain prohibitions imposed on the Company and its insiders as set out in Policy 2.6 which prohibitions will remain in effect until further notice. The Company is required to initiate its reactivation plan no later than August 7th, 2003 and is required to achieve tier maintenance requirements by no later than Feb. 5, 2004. Management of the Company anticipates that it will be able to fully comply with the Exchange's maintenance policies in due course in order to remove the Exchange's inactive designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WWBROADCAST.NET INC.
(Registrant)

Date: September 16, 2002                                                  /s/ David De Witt

David De Witt
President and Director